UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 5, 2006
Electro-Optical Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51481	13-3986004
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 West Main Street, Suite 201, Irvington, New York	10533 (Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code (914) 591-3783
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 — Entry into a Material Definitive Agreement
Item 7.01 — Regulation FD Disclosure
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: Licensing Agreement
EX-99.1: Press Release

Item 1.01 — Entry into a Material Definitive Agreement
On December 5, 2006, the Registrant entered into an exclusive licensing agreement with KaVo Dental GmbH (“KaVo”), a leading dental equipment manufacturer, to further develop and commercialize DIFOTI®, a U.S. Food and Drug Administration-cleared non-invasive imaging device developed by the Registrant for the detection of dental caries. In accordance with the terms of the agreement, KaVo will pay the Registrant an undisclosed upfront sum, as well as up to a double digit annual royalty based on the number of systems sold per calendar year. KaVo has made a multi-million dollar commitment to refine the DIFOTI product for commercial launch.
A copy of the licensing agreement is filed herewith as Exhibit 10.1.
Item 7.01 — Regulation FD Disclosure
On December 11, 2006, the Registrant issued a press release announcing it had entered into an exclusive licensing agreement with KaVo. A copy of the press release is furnished as Exhibit 99.1 to this report. Exhibit 99.1 is furnished to, but not filed with, the Securities and Exchange Commission. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.
Item 9.01 — Financial Statements and Exhibits
     (b) Exhibits.

Exhibit
Number	Description
10.1	Licensing Agreement between the Registrant and KaVo Dental GmbH dated as of December 5, 2006

99.1	Press Release of the Registrant dated December 11, 2006 Announcing Licensing Agreement with KaVo Dental GmbH to Commercialize DIFOTI®

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electro-Optical Sciences, Inc.
Date: December 11, 2006	By:	/s/ Joseph V. Gulfo
President & Chief Executive Officer
(Principal Executive Officer)

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Licensing Agreement between the Registrant and KaVo Dental GmbH dated as of December 5, 2006

99.1	Press Release of the Registrant dated December 11, 2006 Announcing Licensing Agreement with KaVo Dental GmbH to Commercialize DIFOTI®

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